EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Soligenix, Inc. on Form S-8 to be filed on or about June 20, 2025 of our report dated March 21, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 21, 2025.

/s/ Cherry Bekaert LLP

CHERRY BEKAERT LLP

Tampa, Florida

June 20, 2025